Exhibit 10.1

Compensation of Named Executive Officers

        The executive officers named in the compensation table in the proxy statement for Emerson Electric Co. have their base salaries determined yearly by the Compensation and Human Resources Committee of the Board of Directors. This ordinarily takes place at a meeting of the Committee in October of each fiscal year, and is effective as of October 1, the first day of that fiscal year. The named executive officers are all “at will” employees, and do not have written or oral employment agreements. The Company, upon the approval of the Committee, retains the right to unilaterally decrease or increase such officers’ base salaries at any time during the fiscal year.

        The named executive officers are eligible to participate in the Company’s incentive compensation plans as provided in the terms of such plans. Such plans, and any forms of awards thereunder providing for material terms, are filed as exhibits to reports filed by the Company under the Securities Exchange Act of 1934.